Exhibit 99.1

CONTACT:	BARRY BORODKIN	RE:	EXX INC
TEL #:	212-242-5444
FAX #:	212-206-0011

EXX INC

Suite 689

1350 East Flamingo Road

Las Vegas, NV 89119

EXX INC ANNOUNCES LABOR AGREEMENT REACHED

AND STRIKE ENDED

Las Vegas, NV. September 8, 2004 – EXX INC (Amex: EXX-A and EXX-B) today announced that a labor dispute between Local 1279, United Steel Workers of America and Deco Engineering Inc., a subsidiary of EXX’s Newcor, Inc. subsidiary was settled on September 7, 2004. The Royal Oak, Michigan facility was operating with non union and supervisory personnel since the strike began on Saturday, August 21, 2004. The settlement reflected the provisions of the final offer as put forward by Deco prior to the work stoppage. Employees returned to work beginning with the first shift on Wednesday, September 8, 2004. Management does not anticipate that the strike at Deco will have a material effect on revenue or earnings on the consolidated financial statements of EXX INC for the third quarter ending September 30, 2004.